EXHIBIT 11
SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
Quarter ended September 30, 2006 and 2005

2006	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$38,056	27,864	1.37

Effect of dilutive securities:
Restricted stock		551
Convertible debt	407	2,068
Stock options		259
Deferred shares		88

Diluted EPS:
Net income available to common stockholders and assumed conversions	$38,463	30,830	1.25

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income from continuing operations	$38,560	27,173	1.42
Net income from discontinued operations	717	27,173	.03

Net income available to common stockholders	39,277	27,173	1.45

Effect of dilutive securities:
Restricted stock		469
Convertible debt	812	4,068
Stock options		335
Deferred shares		86

Diluted EPS:
Net income from continuing operations	39,372	32,131	1.23
Net income from discontinued operations	717	32,131	.02

Net income available to common stockholders and assumed conversions	$40,089	32,131	1.25

EXHIBIT 11
SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE
Nine months ended September 30, 2006 and 2005

2006	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income available to common stockholders	$120,031	27,429	$4.38

Effect of dilutive securities:
Restricted stock		590
Convertible debt	1,806	3,013
Stock options		288
Deferred shares		87

Diluted EPS:
Net income available to common stockholders and assumed conversions	$121,837	31,407	3.88

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount

Basic EPS:
Net income from continuing operations	$104,535	27,176	3.84
Net income from discontinued operations	2,425	27,176	.09
Cumulative effect of change in accounting principle	495	27,176	.02

Net income available to common stockholders	107,455	27,176	3.95

Effect of dilutive securities:
Restricted stock		538
Convertible debt	2,436	4,071
Stock options		358
Deferred shares		92

Diluted EPS:
Net income from continuing operations	106,971	32,235	3.31
Net income from discontinued operations	2,425	32,235	.08
Cumulative effect of change in accounting principle	495	32,235	.02

Net income available to common stockholders and assumed conversions	$109,891	32,235	3.41